UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2007

China Bottles Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51724	87-1578749
(Commission File Number)	(IRS Employer Identification No.)

Huang Luahu Industrial Zone
Fogang County, Guangdong Province, PRC 511675

(Address of principal executive offices and zip code)

(86) 763-462077

  (Registrant’s telephone number including area code)

  (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Hutton Holdings Corporation on August 31, 2007 (the “August Form 8-K”) regarding the acquisition by the Company, of 100% of the outstanding shares of China Valley Development Limited, a British Virgin Islands corporation (“China Valley”) from the shareholders of China Valley (the “Acquisition”). China Valley owns 100% of the outstanding equity of Guozhu Holdings Limited, a Hong Kong company (“Guozhu”). Guozhu owns 100% of each of Fogang Guozhu Plastics Company Limited, Fogang Guozhu Blowing Equipment Company Limited and Guangdong Guozhu Precision Mold Company Limited (collectively, the “Guozhu Operating Companies”). This amendment provides the historical financial statements required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which financial statements and information were not included in the August Form 8-K.

As used in this report, the terms "Company", "we", "our", "us" and "China Valley" refer to China Valley Development Limited and as a result of the Acquisition, reflects the operations of the Guozhu Operating Companies.

A more detailed description of the business acquired is set forth below:

General Description of Business

We are a company with expertise in production of beverage bottle which mainly is made of PET, a type of plastic with desirable characteristic for packaging including a clear and wide range of color and shape, toughness, good resistance to heat, moisture, dilute acid, and recyclable. We produce, market and sell a full range of beverage bottle production machineries including high speed injection molding machines, semi-automatic and high speed automatic plastics stretch blow molding machines, infrared ray perform heaters, label heat shrinkers and perform injection mold and blowing mold. We also provide bottle production service. We now are selling our machines using the brand name “Guo Zhu”.

Currently, we have 385 full-time staff. We operate one production plant in Qingyuan City, Guangdong Province, a sales office in Beijing and a R&D center in Guangzhou City, PRC. In 2006, approximately 80% of our sales is contributed from the Chinese market. In addition to China, we are exporting our machines to more than ten countries including Japan, Germany, United Kingdom, Hong Kong, Taiwan, Korea, Australia, Russia, Vietnam, Brazil and countries in Middle East. Our target customers are drink and beverage companies and pharmaceutical companies and their packaging services providers including China Huiyuan Juice Group Limited, Nestle, Danone, Coca-Cola, Harbin Pharmaceutical Group, Wahaha and Zhuhai Zhongfu.

Corporate Milestones

We are one of the leaders in the beverage packaging production industry in China. We began our operation in 1996. Certain of our milestones are illustrated in the table below:

Milestone	Date
Commenced the beverage bottle production business	1993
Commenced the injection molds and blowing molds production services	1995
Produced and marketed the first semi-automatic blowing machine	1998
Started to export injection and blowing molds to overseas market	2000
Qualified by Coca-Cola as PET bottle providers	2000
Started to export semi-automatic blowing machine to overseas market	2002
Qualified by Coca-Cola as molds suppliers	2004
Produced and marketed the first automatic blowing machine	2004
Started to export automatic blowing machine to overseas market	2005
Produced and marketed the first perform injection molding machine	2006

Description of Products and/or Services

Our business focus is PET bottle production in beverage production process. We provide three kinds of services and products for our customers:

•	We provide bottle production machineries so that our customer can produce bottles themselves;

•	We provide preform injection mold and blow molds for our customers’ bottle production machines; and

•	We provide complete bottles production services.

The table bellow illustrated the product lines and corresponding products we are producing and selling and their respective percentage of contribution to the turnover for the year of 2006.
Product lines	Plastic packaging machineries and supplementary machineries	Mold Production	Finished Bottles production
Products	Semi-automatic blowing machine	Multi-cavities Preform injection molds	PET bottles for carbonated soft drink, water and hot filled beverages such as juice and tea.
	Automatic blowing machines	Blowing molds	PP bottles for pills and IV injection
Injection molding machines
Preform Heater
Necking Crystallizer
Label Head Shrinker
Percentage of contribution to turnover (2006)	64.2%	27.7%	8.1%

Market Overview

Global Beverage Packaging Machinery Market

Beverage packaging is one of key application for packaging machines. In 2006, beverage packaging accounted for 20% of total global sales of packaging machinery, and ranked second after food packaging which accounted for 40%. The figure below shows the global market for packaging machinery by application in 2006:

(Source: KRONES)

In term of geographical classification of global market of packaging machinery for 2006, the Americas had the largest market share which was equivalent to 31.8% of the total market. China plus Japan and Europe occupied similar size of shares which were equal to 25.9% and 24.7% respectively. Asia-Pacific ranked the forth which owned a market share of 11.2%. Africa plus Middle East owned 3.5% and Russia with Central Asia owned the remaining 2.9%. A graphical representation showing the market share by region is shown below.

(Source: KRONES)

It is expected that the global market for beverage packaging machinery is growing at an annual rate of approximately 3%. The following figure illustrates the global market size from 2003 to 2008.

(Source: SPG Media)

Beverage Market and Packaging Trends

Packaged beverages are typically packed by four kinds of packaging material: carton, can, glass and PET. In 2003, these four kinds of packaging material accounts for 98% of 870 billion units, the total consumption that year. Glass is the most popular type of packing having 33% of the market and cans ranked second, occupying 27% of the market. However, from the research of marketers and players in the industry, PET is the most rapidly growing packaging material for beverages. It is expected that 41% of beverage sold in 2015 will be packaged in PET bottles which equals 565 billion units. Following table lists the forecasted annual growth rate of these four kinds of packaging material in the global beverage market.

	Carton	Can	Glass	PET
Growth Rate p.a.	4%	1%	0%	9%

PET outperforms other packaging material in popularity. Forecasted number of packaged beverage in different packaging material for the year 2003, 2007, 2011 and 2015 is shown in following figure.

(Source: PCI, Canadean, Mercer, GDA, Tetra, KRONES)

Government Regulation

In relation to the design, development, manufacture and sale of plastic injection moulding machines, China government and PRC laws do not require any special and/or additional approvals, permissions or any other qualifications required except for the relevant business license.

In certain provinces and cities, the provincial governments and the city government require beverage bottle manufacturers to acquire food hygiene permits before they can sell these bottles or use these bottles for food and drinks containing usage.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution.

Business Strategy

We are in the leading position among the Chinese beverage packaging machinery companies. We are one of few Chinese companies that can produce high speed automatic bottle blowing machines. We are also the only Chinese company that can produce all machines and components of both high speed bottle production line and semi-auto bottle production lines including inject molding machine, injection and blowing molds, semi-automatic and high speed automatic blowing machines.

By leveraging our market leadership and the growth opportunity of the market, we have adopted the following strategies to grow our business:

Expanding production capacity

The current supply level of PET beverage bottle production machines cannot fully match the current demand. The growth rate of demand of PET bottles is 9% per annum. We believe the growth rate of the global demand of PET beverage bottles in China is higher than that of the global market. Our major growth strategy is to expand our production capacity to cope with the growth of the market so that we can preserve our position in the industry. We are focusing on gathering and acquiring resources available inside or outside of our company to execute this strategy. We are refining our production process so as to speed up our product delivery time in order to increase the efficiency of working capital. In June 2007, we secured a loan of US$1.07 million for working capital.

Enhancing production efficiency and speed

The competition in the packaged beverage market is very keen. The product development cycle of the beverage industry is getting shorter in order to act fast enough to match the competitors. There is pressure from the beverage industry for fast delivery of production lines including the packaging components and the faster a vendor can deliver the products, the more likely it will be that the vendor gains the business.

In addition, faster delivery of products can enhance the efficiency of working capital which is crucial for the expansion of production capacity.

Expanding overseas markets

While the Chinese market is very promising, the overseas market offers a better margin for our products. In addition, our business performance will be more stable if we can diversify our market in order to avoid any possible fluctuation in the Chinese economy and market condition. We are expanding our percentage of sales in overseas market so as to increase our market coverage and improve our profit margin.

Continuing product development

Beverage packaging is a fast growth industry. The market requires faster and more sophisticated machineries to cope with the development. Technology and production development is one of our key focuses of business strategy in order to sustain our growth and success. In 2007, we established a research and development center, with a prestige university in China, to enhance our product development efforts.

Marketing and Distribution

We market our products and update the market about our progress and any breakthroughs by participating in tradeshows and exhibitions relating to the beverage and bottle production industry. In 2006, we attended 6 tradeshows and exhibitions demonstrating the newest products. We also organize plant visits for prospective customers to demonstrate the solutions we can provide.

As we are well known in the beverage industry in China, beverage companies contact our sales team or senior management directly to seek solutions or products. Our sales team and the senior management participate and manage the entire sales process. For overseas markets, we mainly market through trading agents and export companies in China. In certain overseas markets, we also appoint local agents for order taking and after sales services.

Competition

We face different competitive environments for each of our three business lines.

Beverage bottle production machinery

Our beverage bottle production machineries cover both high-end and mid-end markets.

The high-end production line mainly covers the production line composed of high-speed bottle blowing machines and high speed preform injection molding machines. For the high-end market, we have about 10 competitors, which are mostly foreign companies. For this market, the price-performance ratio, throughput of product, reliability, product delivery time and services support are key factors for competition. Because of the high entry barrier in capital investment and technology expertise and the higher demand over the supply in the market, we believe the competition in this market is still relatively mild.

There are hundreds of companies supplying semi-automatic machinery in the mid-tier market. The competition in this market is keen. Players in this market mainly compete in price and reliability. As the result, only a few players with scale can be successful in this market.

Bottle production

This market has a large number of players with great variation in quality and scale of operation. Cost, technological expertise and ability of timely delivery are key factors in the competitive environment. We believe that we are a major player in this business because of our quality and reputation and our stable business relationships with large companies that are willing to pay a premium for quality.

Injection and Blowing Molds production

Key factors for competition in this market are technological expertise, timely delivery and durability of the product. The market is stratified and we are one of three authorized molds suppliers of the Coca-Cola Company. We believe that there are only a few players who can provide up to standard injection molds and blowing molds for mid to higher tier beverage and drinks companies.

Intellectual Property

We own three patents related to the designs of bottle blowing machines registered in China. All these patents will expire 10 years after the patent registered date. The table below summarizes these three patents:

Item	Patent Number	Registered Date
1	ZL 03 2 67574.7	July 16, 2003
2	ZL 03 2 67575.3	July 16, 2003
3	ZL 03 2 67576.3	July 16, 2003

We also have a trademark of our logo and the Chinese words “Guo Zhu” in China.

Real Property Owned and Leased

We own one production plant where we maintain our executive offices and rent two offices (a sales office and a R&D center). The following table summarizes real property we own or lease.

Item	Address	Leased/Owned
1	Huanghuahu Industrial Zone, Tangtang Town , Fogang County, Qingyuan City, Guangdong Province, PRC	We possess a land use right
2	Rm C580, C521, 5/F Wushan Technology Plaza, Wushan Road, Guangzhou, PRC	Leased
3	Rm 504, 249 Chashan Road, Guangzhou, PRC	Leased

The period of land use right of item 1 will expire in 2053 at which time the property will be acquired by the State under PRC laws. The leasing period of items 2 and 3 will expire in 2010 and 2009, respectively. All leasing agreements are with customary Chinese leasing conditions.

Legal Proceedings

We are not a party to any material legal proceedings.

Employees

Currently we have 385 employees.

Results of Operations

Six Months Ended June 30, 2007 as Compared to Six Months Ended June 30, 2006

The following table summarizes the results of our operations during six months periods ended December 31, 2007 and 2006, and provides information regarding the dollar and percentage increase or (decrease) from the six-month period ended June 30, 2007 to the six-month period ended June 30, 2006.

	Six Months ended June 30,
	2007	2006	Increase	% increase

Revenue	$17,509,820	$13,414,853	4,094,967	31%
Cost of Goods Sold	10,687,909	7,995,380	2,692,529	34%
Gross Profit	6,821,911	5,419,473	1,402,438	26%
General and Administrative Expenses	512,066	268,852	243,214	90%
Sales and Marketing Expenses	548,967	415,389	133,578	32%
Total Operating Expenses	1,061,033	684,241	376,792	55%
Income from Operation	5,760,878	4,735,232	1,025,646	22%
Other Income (expense)	258,332	117,495	140,837	120%
Interest Income (expense)	(18,705)	-	(18,705)	-
Income before Income Tax	6,000,505	4,852,727	1,147,778	24%
Provision for Taxes	1,244,183	1,008,226	235,957	23%
Net income	4,756,322	3,844,501	911,821	24%

Revenues

Sales revenue increased from $13,414,853 for the six months period ended June 30, 2006 to $17,509,820 for the same period of 2007, an increase of 4,094,967 or 31% to the six months period ended June 30, 2006.

The increase in revenue was mainly due to the increase in sale our two top products, the automatic blowing machines and advanced 32-cavity and 48-cavity preform injection molds which started to be popular in the drink and beverage industry. The drink and beverage companies in China were competing for market share because of the high demand of bottled drinks including water, carbonated drinks and juice in China. These two top products were in high demand as they increase production efficiency of drinks company with comparable lower price than that of foreign products. These two kinds of products continued to be the growth driver of the Company for the first half year of 2007.

Cost of goods sold and gross profit

Cost of goods sold for the six months ended June 30, 2007 was $10,687,909, an increase of $2,692,529 or 34% compared to $7,995,380 of the same period in 2006. The increase of cost of good sold for the six month period ended June 30, 2007 as compared that of 2006 was a result of increase in sales.

Our gross profit increased $1,402,438, or 26%, to $6,821,911 for the six months ended June 30, 2007 from $5,419,473 during the same period in 2006. Gross profit as a percentage of revenue was 39% for the first six months of 2007, a decrease of 1% from 40% during the same period in 2006. Such decrease was mainly due to the increase in cost of raw material and labor cost.

General and Administrative

General and administrative expenses increased from $268,852 in the first six months of 2006 to $512,066 for the same period in 2007, or an increase of 243,214.

The increase in general and administrative expenses in the first six months of 2007 compared to that of 2006 was primarily due to the expansion of operation which led to the increase in staff cost, traveling and entertainment and sundry expenses. The general and administrative expenses for the year of 2006 mainly consisted of staff cost, traveling and entertainment and sundry expenses.

Sales and marketing

Selling and marketing expenses, including distribution expenses increased from $415,389 in the first six months of 6 to $548,967 in the same period of 2007, or an increase of 133,578.

The increase in the selling and marketing expenses is primary due to the increase in advertising, marketing and exhibition cost and traveling cost because of the increase in sales activities and participation of more overseas exhibitions in the first half of 2007. The selling and marketing expenses for the year of 2006 mainly consisted of advertising, marketing and exhibition cost and traveling expenses.

Income before income tax and income taxes expenses

Income before income tax was $6,000,505 for the first half of 2007 compared to $4,852,727 for the same period of 2006, representation an increase of $1,147,778. The increase was mainly due to the increase in revenue.

Provision for taxation for the first six months of 2007 was $1,244,183, compared to $1,008,226 for the first six months of 2006. The Company’s effective tax rate for the six months period ended June 30, 2007 was 20.7%.

Net income

Net income for the six months period ended June 30, 2007 was $4,756,322, representing an increase of $911,821 from the same period in 2006. The increase was mainly due to the increase in revenue and hence net income because of the increase in sale of automatic blowing machines and the advanced 32-cavity and 48-cavity perform injection molds. Net margin for the first six months of 2007 was 27.2%

Year Ended December 31, 2006 as Compared to Year Ended December 31, 2005

The following table summarizes the results of our operations during the year periods ended December 31, 2006 and 2005, and provides information regarding the dollar and percentage increase or (decrease) from the year period ended December 31, 2006 to the one-year period ended December 31, 2005.

	Year ended December 31,
	2006	2005	Increase	% increase

Revenue	$25,787,621	$12,103,396	13,684,225	113%
Cost of Goods Sold	18,500,817	8,849,820	9,650,997	109%
Gross Profit	7,286,804	3,253,576	4,033,228	124%
General and Administrative Expenses	572,790	395,733	177,057	45%
Sales and Marketing Expenses	827,276	612,781	214,495	35%
Total Operating Expenses	1,400,066	1,008,514	391,552	39%
Income from Operation	5,886,738	2,245,062	3,641,676	162%
Other Income (expense)	735,736	318,410	417,326	131%
Interest Income (expense)	(27,977)	(6,053)	(21,924)	362%
Income before Income Tax	6,594,497	2,557,419	4,037,078	158%
Provision for Taxes	2,072,331	852,033	1,220,298	143%
Net income	4,522,166	1,705,386	2,816,780	165%

Revenues

Sales revenue increased from $12,103,396 for the year of 2005 to $25,787,621 for the year of 2006, an increase of 13,684,225 or 113% to that of the year 2005.

The increase in revenue was mainly due to the increase in sale of blowing machines and moldings. More advanced preform molding, 32-cavity and 48-cavity preform injection molds and new products, automatic blowing machines were rolled out in the period which contributed part of increase in revenue. These two top products were the growth driver of the Company for the coming future.

Cost of goods sold and gross profit

Cost of goods sold for the year ended December 31, 2006 was $18,500,817, an increase of $9,650,997 or 109% compared to $8,849,820 of the same period in 2005. The increase of cost of good sold for the year of 2006 as compared that of 2005 was a result of increase in sales.

Our gross profit increased $4,033,228, or 124%, to $7,286,804 for the year ended December 31, 2006 from $3,253,576 during the same period in 2005. Gross profit as a percentage of revenue was 28% for the year of 2006, an increase of 1% from 27% during the same period in 2005. Such increase was mainly contributed by the rollout of advanced 32-cavity and 48-cavity preform injection molds which has a higher gross margin compared with the blowing molds and less advanced preform injection molds.

General and Administrative

General and administrative expenses increased from $395,733 in the year of 2005 to $572,790 in the year of 2006, or a 45% increase. The increase in general and administrative expenses in the year of 2006 compared to that of 2005 was primarily due to the expansion of operation which led to the increase in staff cost, traveling and entertainment and sundry expenses. The general and administrative expenses for the year of 2006 mainly consisted of staff cost, traveling and entertainment and sundry expenses.

Sales and marketing

Selling and marketing expenses, including distribution expenses, increased from $612,781 in the year ended December 31, 2005 to $827,276 in the same period of 2006, representing a 35% increase. The increase in the selling and marketing expenses is primary due to the increase in advertising, marketing and exhibition cost and traveling cost because of the increase in sales activities and participation of more overseas exhibitions in the year of 2006. The selling and marketing expenses for the year of 2006 mainly consisted of advertising, marketing and exhibition cost and traveling expenses.

Income before income tax and income taxes expenses

Income before income tax was $6,594,497 for the year of 2006 compared to $2,557,419 for the year of 2005, representation an increase of $4,037,078. The increase was mainly due to the increase in revenue.

Provision for taxation for the year of 2006 was $2,072,331, compared to $852,033 for the year ended December 31, 2005. The Company’s effective tax rate for the year of 2006 was 31.4%.

Net income

Net income for the year of 2006 was $4,522,166, representing an increase of $2,816,780 from the same period in 2005. The increase was mainly due to the increase in revenue and hence net income because of the increase in sale of automatic blowing machines and the rollout of advanced 32-cavity and 48-cavity perform injection molds. Net margin for the year of 2006 was 17.5%

Liquidity and Capital Resources

Cash

As of June 30, 2007, the Company had $6,070,975 of cash and cash equivalents as compared to $483,837 at of December 31, 2006.

Cash Flow

	Six months ended June 30,
	2007	2006
Net cash provided by operating activities	$6,131,561	$7,809,333
Net cash used in investing activities	$(523,974)	$(250,800)
Net cash provided by financing activities	$(6,172)	$(355,975)
Net increase in cash	$5,601,415	$7,202,558

Cash inflows from operations during the six months ended June 30, 2007 amounted to $6,131,561 as compared to net cash inflows from operations of $7,809,333 in the same period of 2006. The decrease in cash inflow was mainly due to payments to our suppliers who offered us better price for a shorter payment term. We adopted such approach in order to compensate for the increase of cost of raw materials and parts for production in the period.

Our cash outflows used in investing activities during the six months ended June 30, 2007 amounted to $523,974 as compared to the net cash used in investing activities amounted to 250,800 in the same period of 2006. During that period, we purchased equipment and machinery for the expansion of our production capacity and increased the amount due from a director.

Our cash used in financing activities amounted to $6,172 in the six months ended June 30, 2007 as compared to cash inflows of $375,281 from financing activities in the same period of 2006. During the period, we received a bank loan and decreased the amount due to a director.

Working Capital

As of June 30, 2007, the working capital of the Company was $1,917,171.

We believe that our cash flow generated from operations will be sufficient to sustain operations for at least the next 12 months. There is no identifiable expansion plan as of June 30, 2007, but from time to time, we may identify new expansion opportunities for which there will be a need for the use of cash.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired .

Audited consolidated balance sheet of China Valley and subsidiaries as of December 31, 2006 and the audited consolidated statements of operations, cash flows and changes in stockholder equity for the years ended December 31, 2006 and 2005.

Unaudited consolidated balance sheet of China Valley and subsidiaries as of June 30, 2007 and the unaudited statements of operations and cash flows for the six months ended June 30, 2007 and 2006.

(b)  Pro forma financial information .

Unaudited pro forma combined financial statements of the Company as follows:
•	Unaudited Pro-Forma Combined Statement of Operations for the year ended December 31, 2006
•	Unaudited Combined Consolidated Balance Sheet as of June 30, 2007
•	Unaudited Pro-Forma Combined Statement of Operations for the period ended June 30, 2007
•	Unaudited Pro-Forma Combined Statement of Operations for the period ended June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTON HOLDINGS CORPORATION

	By:	/s/ Chong Hui Zhao
Name: Chong Hui Zhao
Title: Chief Financial Officer
Dated: December 2, 2008

CHINA VALLEY DEVELOPMENT LIMITED

Board of Directors
China Valley Development Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of China Valley Development Limited as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements have been restated to correct the application of an accounting principle involving the reporting of a business combination which has resulted in a change in the reporting entity. The restatement adjustments are outlined in note 15 to the financial statements.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of China Valley Development Limited as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
October 31, 2007, except Note 15 which is dated November 26, 2008
Salt Lake City, Utah

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED BALANCE SHEETS
(RESTATED)

	December 31,
	2006	2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$483,837	$260,990
Accounts receivable, net	2,327,692	876,578
Inventories	4,579,106	2,933,951
Prepaid expenses and other receivables	1,339,227	937,302
Total current assets	8,729,862	5,008,821

PROPERTY, PLANT & EQUIPMENT, NET	2,805,173	2,529,782
LAND USE RIGHT, NET	118,515	117,367
TOTAL ASSETS	$11,653,550	$7,655,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,492,511	$417,882
Accrued expenses and other payables	5,604,397	933,908
Amount due to a director	673,276	731,256
Customers deposits	2,109,612	1,750,734
Notes payable	102,328	-
Short term bank loans	383,730	-
Taxes payable	1,116,958	855,647
Total current liabilities	11,482,812	4,689,427

TOTAL LIABILITIES	$11,482,812	$4,689,427

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding on December 31, 2006 and 2005	$50,000	$50,000
Less: Stock Subscription Receivable	(50,000)	(50,000)
Additional paid in capital	2,758,228	2,758,228
(Accumulated deficits) Retained earnings	(2,702,529)	283,822
Other comprehensive income (Loss)	115,039	(75,507)
TOTAL STOCKHOLDERS’ EQUITY	$170,738	$2,966,543

TOTAL LIABILITIES AND EQUITY	$11,653,550	$$7,655,970

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(RESTATED)

	For the Year Ended December 31,
	2006	2005

REVENUE	$25,787,621	$12,103,396

COST OF SALES	18,500,817	8,849,820

GROSS PROFIT	7,286,804	3,253,576

EXPENSES
General and administrative	572,790	395,733
Selling and distributions/expenses	827,276	612,781

TOTAL OPERATING EXPENSES	1,400,066	1,008,514

OPERATING INCOME	5,886,738	2,245,062

OTHER INCOME
Sales of scraps	146,135	244,795
Sales of parts	238,885	-
Other income	332,470	70,661
Interest income	18,246	2,954
Interest expense	(27,977)	(6,053)

INCOME BEFORE TAXES	6,594,497	2,557,419

PROVISION FOR TAXATION	2,072,331	852,033

NET INCOME-	$4,522,166	$1,705,386

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	190,546	52,508

COMPREHENSIVE INCOME	$4,712,712	$1,757,894

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(RESTATED)

	Common stock shares issued 50,000 shares authorized	Stock Subscription Receivable	Additional Paid In Capital	Retained Earnings/ (Accumulated Deficits)	Accumulated Other Comprehensive Income/(loss)	Total
BALANCE AT JANUARY 1, 2005	50,000	(50,000)	$2,758,228	$407,977	$(128,015)	$3,038,190

Foreign currency translation gain	-	-	-	-	52,508	52,508

Dividend declared and paid	-	-		(1,829,541)		(1,829,541)

Net income	-	-	-	1,705,386	-	1,705,386

BALANCE AT DECEMBER 31, 2005	50,000	(50,000)	$2,758,228	$283,822	$(75,507)	$2,966,543

Foreign currency translation gain	-	-	-	-	190,546	190,546

Dividend declared and paid	-	-	-	(7,508,517)	-	(7,508,517)

Net income	-	-	-	4,522,166	-	4,522,166

BALANCE AT DECEMBER 31, 2006	50,000	(50,000)	$2,758,228	$(2,702,529)	$115,039	$170,738

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(RESTATED)
	For the Year Ended December 31,
	2006	2005

Cash Flows From Operating Activities:
Net income	$4,522,166	$1,705,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	301,017	245,638
Amortization of land use rights	2,581	2,515
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,451,114)	(191,095)
Increase in inventories	(1,645,155)	(2,286,680)
Increase in prepaid expenses and other receivable	(401,925)	(473,587)
Increase/(decrease) in accounts payable	1,074,629	(659,737)
Increase in customer deposits	358,875	1,266,936
Increase in accrued expenses and other payables	4,670,489	73,973
Increase in notes payable	102,328	-
(Decrease)/increase in taxes payable	261,311	1,099,755
Net cash provided by operating activities	7,795,202	783,104

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(499,243)	(594,101)
Net cash used in investing activities	(499,243)	(594,101)

Cash Flows From Financing Activities:
Proceeds from bank loans	383,730	-
Capital injection	-	265,076
Decrease / (Increase) in amount due to a director	(57,980)	746,609
Payment of dividend	(7,508,517)	(1,829,541)
Net cash used in financing activities	(7,182,767)	(817,856)

Net increase/(decrease) in cash	113,192	(628,853)

Effect of foreign exchange rate changes	109,655	11,931

Cash and cash equivalents at Beginning of Period	260,990	877,912

Cash and cash equivalents at the End of Period	$483,837	$260,990

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

China Valley Development Limited (the “Company”) was incorporated on July 5, 2005 under the laws of British Virgin Islands.

On August 24, 2007, the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company. Since the ownership of the Company and Guozhu Holdings Limited were the same and they were under the control of one same shareholder, the merger was accounted for as a transaction between entities under common control, whereby the Company recognized the assets and liabilities transferred at their carrying amounts. Accordingly, the Company’s historical financial statements have been prepared to give retroactive effect to the merger, and represent the operations of the Company and Guozhu Holdings Limited.

On August 16,, 2007, Guozhu Holdings Limited acquired 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also acquired 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. Since Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies were under the control of the same shareholders, these mergers were accounted for as transactions among entities under common control, whereby Guozhu Holdings Limited recognized the assets and liabilities transferred at their historical carrying amounts. Accordingly, Guozhu Holdings Limited’s historical financial statements have been prepared to give retroactive effect to the mergers, and represent the operations of Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are manufacture and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company Limited are manufacture and sale of blowing equipment and plastic production machinery.

The principle operations of Fogang Guozhu Plastics Company Limited are plastic bottle and PVC products manufacturing.

Subsequent to the acquisition, Guangdong Guozhu Precision Mold Company Limited, Fogang Guozhu Blowing Equipment Company Limited and Guangdong Guozhu Precision Mold Company Limited became the surviving business of the Company.

NOTE 2 - PRINCIPLES OF CONSOLIDATION

For year ended and as of December 31, 2006 and 2005, the consolidated financial statements include the accounts of the Company and the following wholly-owned subsidiaries:

1.	Guozhu Holdings Limited
2.	Fogang Guozhu Plastics Company Limited
3.	Guangdong Guozhu Precision Mold Company Limited
4.	Excellent Fame Investments Limited
5.	Fogang Guozhu Blowing Equipment Company Limited

The accompanying consolidated financial statements include the accounts of its subsidiaries. All significant inter-company balances and transactions have been eliminated.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company did not provide an allowance for doubtful accounts for the years ended December 31, 2006 and 2005. No bad debts incurred for the years ended December 31, 2006 and 2005, respectively.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land Use Rights

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 50 years.

Land use rights represent the cost for purchasing the right to use the leasehold land for the production facilities of the Company. It is stated at cost less amortization. Land use rights are being amortized using the straight-line method over the lease term of 50 years.

Amortization expense was $2,581 and $2,515 for the years ended December 31, 2006 and 2005, respectively.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated to its residual value over the following estimated useful lives:

Building	20 years
Furniture and fixtures	5 years
Machinery and equipment	5 to 10 years
Motor vehicles	5 to 10 years

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2006 and 2005.

(i)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(j)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller's price to the buyer is fixed or determinable, and

d)	Collectibility is reasonably assured.

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(o)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into US$ from RMB and at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2006	2005

Year end RMB : US$ exchange rate	7.818	8.070
Average RMB : US$ exchange rate for the year	7.982	8.190

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(p)	Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

	2006	2005

Accounts receivable	$2,327,692	$876,578
Less: Allowance for doubtful accounts
	-	-
Accounts receivable, net	$2,327,692	$876,578

Management of the Company has calculated the Accounts receivable at December 31, 2006 and 2005 and determined that all of the accounts receivable are fully collectible and there was no need to establish an allowance for doubtful accounts.

NOTE 5 - INVENTORIES

Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Inventories are beverage bottles and its raw material to manufacture the bottles.

Inventories as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Raw materials	$2,955,866	$2,041,367
Work-in-progress	457,731	67,584
Finished goods	1,165,509	825,000

Total	$4,579,106	$2,933,951

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consist of payments and deposits made by the Company to third parties in the normal course of business operations. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

	2006	2005

Prepaid expenses	$1,235,945	$204,865
Other receivables	103,282	732,437

Total	$1,339,227	$937,302

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company. Property, plant and equipment as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

At cost:
Buildings	$211,208	$204,613
Machinery and equipment	3,010,145	2,590,342
Motor vehicles	240,544	210,729
Furniture & fixtures	100,512	60,507
Construction in progress	606,728	489,104
	4,169,137	3,555,295
Less: Accumulated depreciation
Buildings	$104,161	$91,739
Machinery and equipment	1,107,069	829,299
Motor vehicles	108,707	73,899
Furniture & fixtures	44,027	30,576
Construction in progress	-	-
	1,363,964	1,025,513

Property, plant and equipment, net	$2,805,173	$2,529,782

Depreciation expense for the years ended December 31, 2006 and 2005 was $301,017 and $245,638, respectively.

NOTE 8 - LAND USE RIGHTS, NET OF ACCUMULATED AMORTIZATION

Land use rights of the Company are being amortized using the straight-line method over the lease term of 50 years.

	2006	2005

At cost	$131,747	$127,633

Less: Accumulated amortization	13,232	10,266

Land use rights, net	$118,515	$117,367

Amortization expense for the years ended December 31, 2006 and 2005 was $2,581 and $2,515, respectively.

NOTE 9 – CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations and the VAT payable by the Company. These liabilities do not carry any interest rate and are paid within 12 months. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

Customer deposits, accrued expenses and other payables as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Customer deposits	$2,109,612	$1,750,734
Accrued expenses	65,649	66,484
Other payables	5,538,748	867,424

Total	$7,714,009	$2,684,642

NOTE 10 - INCOME TAX

(a) Enterprise Income Tax ("EIT")

In accordance with the relevant tax laws and regulations of the PRC, the statutory corporate income tax rate is 33% in PRC for the year of 2006 and 2005.

The Company’s tax expense differs from the “expected” tax expense as follows:

	2006	2005

Computed “expected” tax expense	$2,072,331	$852,033
Permanent expenses	-
Income tax expense	$2,072,331	$852,033

The provision for income tax for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Current	$2,072,331	$852,033
Deferred	-	-
Total income tax expenses	$2,072,331	$852,033

(b) Value Added Tax ("VAT")

VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payable have been accrued and reflected as other payables in the accompanying consolidated balance sheets.

NOTE 11 - RELATED PARTY TRANSACTIONS

Due to a director represented advances from Mr Wu Wen as of December 31, 2006 and 2005 to provide the Company with increased working capital. This amount is unsecured, does not accrue interest and is payable upon demand by the director.

NOTE 12 - CAPITAL

The Company has 50,000 share of common stock issued as of December 31, 2006 and 2005. As of December 31, 2006, shareholder of the Company had not paid the $50,000 subscription for common stock and such receivable was recorded as subscription receivable.

NOTE 13 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its previously issued consolidated financial statements for the years ended December 31, 2006 and 2005. The balance sheets as of December 31, 2006 and 2005 and the results of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 have been restated from amounts previously reported.

The Company is restating its financial statements to correct the application of an accounting principle involving the reporting of a business combination which has resulted in a change in the reporting entity. As reported in Note 1 to these financial statements, China Valley Development Limited (the Company) was incorporated under the laws of the British Virgin Islands on July 5, 2005. On August 24, 2007 the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company (Guozhu). On August 16, 2007 Guozhu acquired Fogang Gouzhu Plastics Company Limited, Guangdon Guozhu Precison Mold Company Limited and Excellent Frame Investments Limited, a Company that owned 100% of an operating subsidiary, Fogang Guozhu Blowing Equipment Company Limited.

The business combination between the Company and Guozhu transacted on August 24, 2007 was reported as a business combination with entities under common control, as the sole shareholder of the Company was also the sole shareholder of Guozhu. The acquisitions of the three operating companies on August 16, 2007 was reported using the purchase method of accounting. The Company has now determined that the acquisition of the three operating companies by Guozhu should have been accounted for using reverse merger accounting or entities under common control. Using this method of accounting, Guozhu along with its operating subsidiaries is considered to be the accounting acquirer and the historical results of Guozhu and its operating subsidiaries should be reported in the financial statements of the Company.

The following tables summarize the impact of the restatement adjustments on the previously issued consolidated balance sheet as of December 31, 2006 and 2005.

	December 31, 2006
	As previously reported	Total adjustments	As restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$483,837	$483,837
Accounts receivable, net	-	2,327,692	2,327,692
Inventories	-	4,579,106	4,579,106
Prepaid expenses and other receivables	-	1,339,227	1,339,227
Total current assets	-	8,729,862	8,729,862

PROPERTY, PLANT & EQUIPMENT, NET	-	2,805,173	2,805,173
LAND USE RIGHT, NET	-	118,515	118,515
TOTAL ASSETS	$-	$11,653,550	$11,653,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$-	$1,492,511	$1,492,511
Accrued expenses and other payables	2,090	5,602,307	5,604,397
Amount due to a director	-	673,276	673,276
Customers deposits	-	2,109,612	2,109,612
Notes payable	-	102,328	102,328
Short term bank loans	-	383,730	383,730
Taxes payable	-	1,116,958	1,116,958
Total current liabilities	2,090	11,480,722	11,482,812

TOTAL LIABILITIES	$-	$11,482,812	$11,482,812

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	-	$50,000
Less: Stock Subscription Receivable	(50,000)	-	(50,000)
Additional paid in capital	-	2,758,228	2,758,228
(Accumulated deficits) Retained earnings	(2,090)	(2,700,439)	(2,702,529)
Other comprehensive income	-	115,039	115,039

TOTAL STOCKHOLDERS’ EQUITY	$(2,090)	$172,828	$170,738

TOTAL LIABILITIES AND EQUITY	$-	$11,653,550	$11,653,550

	December 31, 2005
	As previously reported		Total adjustments	As restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$-	$260,990	$260,990
Accounts receivable, net		-	876,578	876,578
Inventories		-	2,933,951	2,933,951
Prepaid expenses and other receivables		-	937,302	937,302
Total current assets		-	5,008,821	5,008,821

PROPERTY, PLANT & EQUIPMENT, NET		-	2,529,782	2,529,782
LAND USE RIGHT, NET		-	117,367	117,367
TOTAL ASSETS	$		$7,655,970	$7,655,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable		$-	$417,882	$417,882
Accrued expenses and other payables		1,218	932,690	933,908
Amount due to a director		-	731,256	731,256
Customers deposits		-	1,750,734	1,750,734
Notes payable		-	-	-
Short term bank loans		-	-	-
Taxes payable		-	855,647	855,647
Total current liabilities		1,218	4,688,209	4,689,427

TOTAL LIABILITIES		$1,218	$4,688,209	$4,689,427

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding		$50,000	-	$50,000
Less: Stock Subscription Receivable		(50,000)	-	-50,000
Additional paid in capital		-	2,758,228	2,758,228
(Accumulated deficits) Retained earnings		(1,218)	285,040	283,822
Other comprehensive income (Loss)		-	(75,507)	(75,507)

TOTAL STOCKHOLDERS’ EQUITY		$(1,218)	$2,966,543	$2,966,543

TOTAL LIABILITIES AND EQUITY		$-	$7,655,970	$7,655,970

The following table summarizes the impact of the restatement adjustments on the consolidated statement of operations for the year ended December 31, 2006 and 2005:

	For the Year Ended December 31, 2006
	As previously reported	Total adjustments	As restated
REVENUE	$-	$25,787,621	$25,787,621
COST OF SALES	-	18,500,817	18,500,817
GROSS PROFIT	-	7,286,804	7,286,804

EXPENSES
General and administrative	872	571,918	572,790
Selling and distributions/expenses	-	827,276	827,276
TOTAL OPERATING EXPENSES	872	1,399,194	1,400,066

OPERATING INCOME	(872)	5,887,610	5,886,738

OTHER INCOME
Sales of scraps	-	146,135	146,135
Sales of parts	-	238,885	238,885
Other income	-	332,470	332,470
Interest income	-	18,246	18,246
Interest expenses	-	(27,977)	(27,977)

INCOME BEFORE TAXES	(872)	6,595,369	6,594,497

PROVISION FOR TAXATION	-	2,072,331	2,072,331

NET INCOME	$(872)	$4,523,038	$4,522,166

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	190,546	190,546
COMPREHENSIVE INCOME	$(872)	$4,713,584	$4,712,712

	For the Year Ended December 31, 2005
	As previously reported	Total adjustments	As restated
REVENUE	$-	$12,103,396	$12,103,396
COST OF SALES	-	8,849,820	8,849,820
GROSS PROFIT	-	3,253,576	3,253,576

EXPENSES
General and administrative	1,218	394,515	395,733
Selling and distributions/expenses	-	612,781	612,781
TOTAL OPERATING EXPENSES	1,218	1,007,296	1,008,514

OPERATING INCOME	(1,218)	2,246,280	2,245,062

OTHER INCOME
Sales of scraps	-	244,795	244,795
Sales of parts	-	-	-
Other income	-	70,661	70,661
Interest income	-	2,954	2,954
Interest expenses	-	(6,053)	(6,053)

INCOME BEFORE TAXES	(1,218)	2,558,637	2,557,419

PROVISION FOR TAXATION	-	852,033	852,033

NET INCOME	$(1,218)	$1,706,604	$1,705,386

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	52,508	52,508
COMPREHENSIVE INCOME	$(1,218)	$1,759,112	$1,757,894

The following table summarizes the impact of the restatement adjustments on the consolidated statement of cash flows for the year ended December 31, 2006 and 2005:

	For the Year Ended December 31, 2006
	As previously reported	Total adjustments	As restated
Cash Flows From Operating Activities:
Net income	$(872)	$4,523,038	$4,522,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-	301,017	301,017
Amortization of land use rights	-	2,581	2,581
Changes in operating assets and liabilities:
Increase in accounts receivable	-	(1,439,959)	(1,439,959)
Increase in inventories	-	(1,645,155)	(1,645,155)
Increase in prepaid expenses and other receivable	-	(389,532)	(389,532)
Increase/(decrease) in accounts payable	-	1,074,629	1,074,629
Increase in customer deposits	-	358,878	358,878
Increase in accrued expenses and other payables	872	5,408,635	5,409,507
Increase in notes payable	-	102,328	102,328
(Decrease)/increase in taxes payable	-	(478,974)	(478,974)
Net cash provided by operating activities	-	7,817,486	7,817,486

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	-	(499,243)	(499,243)
Increase (decrease) in amount due to a director	-	(70,373)	(70,373)
Net cash used in investing activities	-	(569,616)	(569,616)

Cash Flows From Financing Activities:
Proceeds from bank loans	-	383,730	383,730
Capital injection	-	-	-
Payment of dividend	-	(7,508,517)	(7,508,517)
Net cash used in financing activities	-	(7,124,787)	(7,124,787)

Net increase/(decrease) in cash	-	123,083	123,083

Effect of foreign exchange rate changes	-	99,764	99,764

Cash and cash equivalents at Beginning of Period	-	260,990	260,990

Cash and cash equivalents at the End of Period	$-	$483,837	$483,837

	For the Year Ended December 31, 2005
	As previously reported	Total adjustments	As restated
Cash Flows From Operating Activities:
Net income	$(1,218)	$1,706,604	$1,705,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-	245,638	245,638
Amortization of land use rights	-	2,515	2,515
Changes in operating assets and liabilities:
Increase in accounts receivable	-	(191,095)	(191,095)
Increase in inventories	-	(2,286,680)	(2,286,680)
Increase in prepaid expenses and other receivable	-	(473,587)	(473,587)
Increase/(decrease) in accounts payable	-	(659,737)	(659,737)
Increase in customer deposits	-	1,266,936	1,266,936
Increase in accrued expenses and other payables	1,218	72,755	73,973
Increase in notes payable	-	-	-
(Decrease)/increase in taxes payable	-	1,099,755	1,099,755
Net cash provided by operating activities	-	783,104	783,104

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	-	(594,101)	(594,101)
Increase (decrease) in amount due to a director	-	746,609	746,609
Net cash used in investing activities	-	152,508	152,508

Cash Flows From Financing Activities:
Proceeds from bank loans	-	-	-
Capital injection	-	265,076	265,076
Payment of dividend	-	(1,829,541)	(1,829,541)
Net cash used in financing activities	-	(1,564,465)	(1,564,465)

Net increase/(decrease) in cash	-	(628,853)	(628,853)

Effect of foreign exchange rate changes	-	11,931	11,931

Cash and cash equivalents at Beginning of Period	-	877,912	877,912

Cash and cash equivalents at the End of Period	$-	$260,990	$260,990

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(RESTATED)

	June 30, 2007	December 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,070,975	$483,837
Accounts receivable, net	3,956,623	2,327,692
Inventories	5,999,142	4,579,106
Prepaid expenses and other receivables	2,314,948	1,339,227
Amount due from a director	275,120	-
Total current assets	18,616,808	8,729,862

PROPERTY, PLANT & EQUIPMENT, NET	2,879,081	2,805,173
LAND USE RIGHT, NET	197,110	118,515
TOTAL ASSETS	$21,692,999	$11,653,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,311,681	$1,492,511
Accrued expenses and other payables	6,835,787	5,604,397
Amount due to a director	-	673,276
Customers deposits	4,152,498	2,109,612
Notes payable	32,839	102,328
Short term bank loans	1,050,834	383,730
Taxes payable	2,315,998	1,116,958
Total current liabilities	16,699,637	11,482,812

TOTAL LIABILITIES	$16,699,637	$11,482,812

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding on June 30, 2007 and December 31, 2006	$50,000	$50,000
Less: Stock Subscription Receivable	(50,000)	(50,000)
Additional paid in capital	2,758,228	2,758,228
Retained earnings (Accumulated deficits)	2,053,793	(2,702,529)
Other comprehensive income	181,341	115,039
TOTAL STOCKHOLDERS’ EQUITY	$4,993,362	$170,738

TOTAL LIABILITIES AND EQUITY	$21,692,999	$$11,653,550

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(RESTATED)

	For the Six Months ended June 30,
	2007	2006

REVENUE	$17,509,820	$13,414,853

COST OF SALES	10,687,909	7,995,380

GROSS PROFIT	6,821,911	5,419,473

EXPENSES
General and administrative	512,066	268,852
Selling and distributions-	548,967	415,389

TOTAL OPERATING EXPENSES	1,061,033	684,241

OPERATING INCOME	5,760,878	4,735,232

OTHER INCOME
Sales of scraps	210,831	2,192
Sales of parts	39,142	104,634
Other income (expenses)	-	8,389
Interest income	8,359	2,280
Interest expense	(18,705)	-

INCOME BEFORE TAXES	6,000,505	4,852,727

PROVISION FOR TAXATION	1,244,183	1,008,226

NET INCOME	$4,756,322	$3,844,501

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	66,302	133,824

COMPREHENSIVE INCOME	$4,822,624	$3,978,325

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(RESTATED)

	For the Six Months Ended June 30,
	2007	2006

Cash Flows From Operating Activities:
Net income	$4,756,322	$3,844,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	174,946	149,560
Amortization of land use rights	1,984	1,290
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,628,931)	(541,007)
Increase in inventories	(1,420,036)	(1,422,234)
Increase in prepaid expenses and other receivable	(975,721)	(1,189,619)
Increase in accounts payable	819,170	2,422,710
Increase in customer deposits	2,042,886	810,940
Increase in accrued expenses and other payables	1,231,390	1,055,865
Decrease in notes payable	(69,489)	-
Increase in taxes payable	1,199,040	2,677,327
Net cash provided by operating activities	6,131,561	7,809,333

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(248,854)	(250,800)
Increase in amount due from a director	(275,120)	-
Net cash used in investing activities	(523,974)	(250,800)

Cash Flows From Financing Activities:
Proceeds from bank loans	667,104	375,281
Decrease in amount due to a director	(673,276)	(731,256)
Net cash used in financing activities	(6,172)	(355,975)

Net increase in cash	5,601,415	7,202,558

Effect of foreign exchange rate changes	(14,277)	132,705

Cash and Cash Equivalents at Beginning of Period	483,837	260,990

Cash and Cash Equivalents at the End of Period	$6,070,975	$7,596,253

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2007

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

China Valley Development Limited (the “Company”) was incorporated on July 5, 2005 under the laws of British Virgin Islands.
On August 24, 2007, the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are manufacture and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company Limited are manufacture and sale of blowing equipment and plastic production machinery.

The principle operations of Fogang Guozhu Plastics Company Limited are plastic bottle and PVC products manufacturing.

Subsequent to the acquisition, Guangdong Guozhu Precision Mold Company Limited, Fogang Guozhu Blowing Equipment Company Limited and Guangdong Guozhu Precision Mold Company Limited became the surviving business of the Company.

The unaudited consolidated financial statements of the Company and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, they do not include all the information and footnotes required by principles generally accepted in the United States of America for annual financial statements. However, the information included in these interim financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of the management, necessary for fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. These interim financial statements should be read in conjunction with the Company’s annual audited financial statements.

NOTE 2 - USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. See “Critical Accounting Policies and Estimates” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section below.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in China (“PRC”). Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in Hong Kong and China through its wholly owned subsidiaries.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company did not provide an allowance for doubtful accounts for six months ended June 30, 2007. There were no bad debts incurred for six months ended June 30, 2007.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land Use Right

According to the law of PRC, the government owns all the land in PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 50 years.

Land use right represent the cost for purchasing the right to use the leasehold land for the production facilities of Fogang Guozhu Blowing Equipment Co., Limited. It is stated at cost less amortization. Land use rights are being amortized using the straight-line method over the lease term of 50 years.

Amortization expense was $1,984 and $1,290 for the periods ended June 30, 2007 and 2006, respectively.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated to its residual value over the following estimated useful lives:

Building	10 years
Furniture and fixtures	5 years
Machinery and equipment	8 to 10 years
Motor vehicles	5 to 10 years

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the periods ended June 30, 2007 and 2006.

(i)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(j)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller's price to the buyer is fixed or determinable, and

d)	Collectibility is reasonably assured.

(l)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(m)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(n)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into US$ from RMB and at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period. The translation rates are as follows:

June 30, 2007

Period end RMB : US$ exchange rate	7.613
Average RMB : US$ exchange rate for the reporting period	7.720

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o)	Land Use Rights

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 50 years.

(p)	Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

June 30, 2007

Accounts receivable	$3,956,623
Less: Allowance for doubtful accounts	-

Accounts receivable, net	$3,956,623

NOTE 5 - INVENTORIES

Inventories consisting of raw materials and finished goods are stated at the lower of weighted average cost or market value. Inventories are bottled water and its raw material to manufacture the bottles.

Inventories as of June 30, 2007 are summarized as follows:

June 30, 2007

Raw materials	$2,818,344
Work-in-progress	1,410,823
Finished goods	1,769,975

Total	$5,999,142

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consist of payments and deposits made by the Company to third parties in the normal course of business operations. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company’s wholly owned subsidiaries in China. Property, plant and equipment as of September 30, 2007 are summarized as follows:

June 30, 2007

At cost:
Buildings	$216,895
Machinery and equipment	3,195,806
Motor Vehicles	247,021
Furniture and fixtures	103,218
Construction in progress	683,306-
4,446,246

Less: Accumulated depreciation
Buildings	$111,988
Machinery and equipment	1,264,403
Motor Vehicles	127,467
Furniture and fixtures	63,307
1,567,165

Plant and equipment , net	$2,879,081

Depreciation expense for the periods ended June 30, 2007 and June 30, 2006, was $174,946 and $149,560, respectively.

NOTE 8 - LAND USE RIGHT

Land use rights of the Company are being amortized using the straight-line method over the lease term of 50 years. Amortization expense for the periods ended June 30, 2007 and June 30, 2006 was $1,984 and $1,290, respectively.

NOTE 9 - CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations. These liabilities do not carry any interest rate and are generally payable within 12 months. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

Customer deposits, accrued expenses and other payables as of June 30, 2007 are summarized as follows:

June 30, 2007

Customer deposits	$4,152,498
Accrued expenses	73,607
Other payables	6,762,180

Total	$10,988,285

NOTE 10 - NOTES PAYABLE

Notes payable are bank guaranteed notes collected by suppliers. All the notes are interest-free and are to be repaid within 6 months

NOTE 11 - SHORT TERM DEBT

All the short-term bank loans are repayable within 12 months and are unsecured.

Short-term loans are summarized as follows:

Due date	Interest rate per annum	June 30, 2007

June 29, 2008	8.541%	$1,050,834

NOTE 12 - INCOME TAX

(a) Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong and PRC, the statutory corporate income tax rates are 17.5% for Hong Kong and 33% in PRC. The corporate income tax rates applicable to the Company and its subsidiaries for the periods ended June 30, 2007 and 2006 were as follows:

	June 30, 2007	June 30, 2006

Fogang Guozhu Plastics Co. Ltd.	33%	33%
Fogang Guozhu Blowing Equipment Co. Ltd.	33%	33%
Fogang Guozhu Precision Mold Co. Ltd	33%	33%

The actual and effective corporate income tax was 21% and 21% for the periods ended June 30, 2007 and 2006, respectively.

(b) Value Added Tax ("VAT")

There is no VAT under current tax laws in Hong Kong.

In accordance with the current tax laws in the PRC, the VAT rate for the PRC subsidiaries for export sales is 8.5% to 10% and domestic sales is 17%. VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payables have been accrued and reflected as others payable in the accompanying consolidated balance sheets.

NOTE 13 - RELATED PARTY TRANSACTIONS

Due to directors consists of advances from directors and payments on behalf of the Company by the directors. Due to directors are unsecured and interest free with no fixed payment terms, but are expected to be repaid to the directors within the current year.

Due from directors consists of advances to directors and payments on behalf for directors. Due from directors is unsecured and interest free with no fixed payment terms, but are expected to be repaid by the directors within the current year.

NOTE 14 - CAPITAL

The Company has 50,000 share of common stock issued as of June 30, 2007 and December 31, 2006. As of June 30, 2007, shareholder of the Company has not paid $50,000 subscription for common stock and such receivable was recorded as subscription receivable.

NOTE 15 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its previously issued consolidated financial statements for the six months ended June 30, 2007 and 2006. The balance sheets as of June 30, 2007 and December 31, 2006 and the results of operations, changes in stockholders’ equity and cash flows for the six months ended June 30, 2007 and 2006 have been restated from amounts previously reported.

The Company is restating its financial statements to correct the application of an accounting principle involving the reporting of a business combination which has resulted in a change in the reporting entity. As reported in Note 1 to these financial statements, China Valley Development Limited (the Company) was incorporated under the laws of the British Virgin Islands on July 5, 2005. On August 24, 2007 the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company (Guozhu). On August 16, 2007 Guozhu acquired Fogang Gouzhu Plastics Company Limited, Guangdon Guozhu Precison Mold Company Limited and Excellent Frame Investments Limited, a Company that owned 100% of an operating subsidiary, Fogang Guozhu Blowing Equipment Company Limited.

The business combination between the Company and Guozhu transacted on August 24, 2007 was reported as a business combination with entities under common control, as the sole shareholder of the Company was also the sole shareholder of Guozhu. The acquisitions of the three operating companies on August 16, 2007 were reported using the purchase method of accounting. The Company has now determined that the acquisition of the three operating companies by Guozhu should have been accounted for using reverse merger accounting or entities under common control. Using this method of accounting, Guozhu along with its operating subsidiaries is considered to be the accounting acquirer and the historical results of Guozhu and its operating subsidiaries should be reported in the financial statements of the Company.

The following tables summarize the impact of the restatement adjustments on the previously issued consolidated balance sheet as of June 30, 2007 and December 31, 2006.

	June 30, 2007
	As previously reported	Total adjustments	As restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$6,070,975	$6,070,975
Accounts receivable, net	-	3,956,623	3,956,623
Inventories	-	5,999,142	5,999,142
Prepaid expenses and other receivables	-	2,314,948	2,314,948
Amount due from a director	-	275,120	275,120
Total current assets	-	18,616,808	18,616,808

PROPERTY, PLANT & EQUIPMENT, NET	-	2,879,081	2,879,081
LAND USE RIGHT, NET	-	197,110	197,110
TOTAL ASSETS	$-	$21,692,999	$21,692,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$-	$2,311,681	$2,311,681
Accrued expenses and other payables	2,962	6,832,825	6,835,787
Amount due to a director	-	-	-
Customers deposits	-	4,152,498	4,152,498
Notes payable	-	32,839	32,839
Short term bank loans	-	1,050,834	1,050,834
Taxes payable	-	2,315,998	2,315,998
Total current liabilities	2,962	16,696,675	16,699,637

TOTAL LIABILITIES	$2,962	$16,696,675	$16,699,637

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	$-	$50,000
Less: Stock Subscription Receivable	(50,000)	-	-50,000
Additional paid in capital	(2,962)	2,761,190	2,758,228
Retained earnings (Accumulated deficits)	-	2,053,793	2,053,793
Other comprehensive income	-	181,341	181,341
TOTAL STOCKHOLDERS’ EQUITY	$(2,962)	$4,996,324	$4,993,362

TOTAL LIABILITIES AND EQUITY	$-	$21,692,999	$21,692,999

	December 31, 2006
	As previously reported	Total Adjustments	As restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$483,837	$483,837
Accounts receivable, net	-	2,327,692	2,327,692
Inventories	-	4,579,106	4,579,106
Prepaid expenses and other receivables	-	1,339,227	1,339,227
Total current assets	-	8,729,862	8,729,862

PROPERTY, PLANT & EQUIPMENT, NET	-	2,805,173	2,805,173
LAND USE RIGHT, NET	-	118,515	118,515
TOTAL ASSETS	$-	$11,653,550	$11,653,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$-	$1,492,511	$1,492,511
Accrued expenses and other payables	2,090	5,602,307	5,604,397
Amount due to a director	-	673,276	673,276
Customers deposits	-	2,109,612	2,109,612
Notes payable	-	102,328	102,328
Short term bank loans	-	383,730	383,730
Taxes payable	-	1,116,958	1,116,958
Total current liabilities	2,090	11,480,722	11,482,812

TOTAL LIABILITIES	$-	$11,482,812	$11,482,812

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	-	$50,000
Less: Stock Subscription Receivable	(50,000)	-	(50,000)
Additional paid in capital	-	2,758,228	2,758,228
(Accumulated deficits) Retained earnings	(2,090)	(2,700,439)	(2,702,529)
Other comprehensive income	-	115,039	115,039
TOTAL STOCKHOLDERS’ EQUITY	$(2,090)	$172,828	$170,738

TOTAL LIABILITIES AND EQUITY	$-	$11,653,550	$11,653,550

The following table summarizes the impact of the restatement adjustments on the consolidated statement of operations for the six months ended June 30, 2007 and 2006:

	For the Six Months ended June 30, 2007
	As previously reported	Total adjustments	As restated

REVENUE	$-	$17,509,820	$17,509,820
COST OF SALES	-	10,687,909	10,687,909
GROSS PROFIT	-	6,821,911	6,821,911

EXPENSES
General and administrative	872	511,194	512,066
Selling and distributions/expenses	-	548,967	548,967
TOTAL OPERATING EXPENSES	872	1,060,161	1,061,033

OPERATING INCOME	(872)	5,761,750	5,760,878

OTHER INCOME
Sales of scraps	-	210,831	210,831
Sales of parts	-	39,142	39,142
Other income (expenses)	-	-	-
Interest income	-	8,359	8,359
Interest expenses	-	(18,705)	(18,705)

INCOME BEFORE TAXES	(872)	6,001,377	6,000,505

PROVISION FOR TAXATION	-	1,244,183	1,244,183

NET INCOME	$(872)	$4,757,194	$4,756,322

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	66,302	66,302
COMPREHENSIVE INCOME	$(872)	$4,823,496	$4,822,624

	For the Six Months ended June 30, 2006
	As previously Reported	Total Adjustments	As restated

REVENUE	$-	$13,414,853	$13,414,853
COST OF SALES	-	7,995,380	7,995,380
GROSS PROFIT	-	5,419,473	5,419,473

EXPENSES
General and administrative	872	267,980	268,852
Selling and distributions/expenses	-	415,389	415,389
TOTAL OPERATING EXPENSES	872	683,369	684,241

OPERATING INCOME	(872)	4,736,104	4,735,232

OTHER INCOME
Sales of scraps	-	2,192	2,192
Sales of parts	-	104,634	104,634
Other income (expenses)	-	8,389	8,389
Interest income	-	2,280	2,280
Interest expenses	-	-	-

INCOME BEFORE TAXES	(872)	4,853,599	4,852,727

PROVISION FOR TAXATION	-	1,008,226	1,008,226

NET INCOME	$(872)	$3,845,373	$3,844,501

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	133,824	133,824
COMPREHENSIVE INCOME	$(872)	$3,979,197	$3,978,325

The following table summarizes the impact of the restatement adjustments on the consolidated statement of cash flows for the six months ended June 30, 2007 and 2006:

	For the Six Months Ended June 30, 2007
	As previously reported	Total adjustments	As restated

Cash Flows From Operating Activities:
Net income	$(872)	$4,757,194	$4,756,322
Adjustments to reconcile net income to net cash provided by operating activities:	-	0
Depreciation	-	174,946	174,946
Amortization of land use rights	-	1,984	1,984
Changes in operating assets and liabilities:
Increase in accounts receivable	-	(1,628,931)	(1,628,931)
Increase in inventories	-	(1,420,036)	(1,420,036)
Increase in prepaid expenses and other receivable	-	(975,721)	(975,721)
Increase in accounts payable	-	819,170	819,170
Increase in customer deposits	872	2,042,014	2,042,886
Increase in accrued expenses and other payables	-	1,231,390	1,231,390
Decrease in notes payable	-	(69,489)	(69,489)
Increase in taxes payable	-	1,199,040	1,199,040
Net cash provided by operating activities	-	6,131,561	6,131,561

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	-	(248,854)	(248,854)
Decrease in amount due to/from a director	-	(948,396)	(948,396)
Net cash used in investing activities	-	(1,197,250)	(1,197,250)

Cash Flows From Financing Activities:
Proceeds from bank loans	-	667,104	667,104
Net cash used in financing activities	-	667,104	667,104

Net increase in cash	-	5,601,415	5,601,415

Effect of foreign exchange rate changes	-	(14,277)	(14,277)

Cash and Cash Equivalents at Beginning of Period	-	483,837	483,837

Cash and Cash Equivalents at the End of Period	-	6,070,975	$6,070,975

	For the Six Months Ended June 30, 2006
	As previously reported	Total adjustments	As restated

Cash Flows From Operating Activities:
Net income	$(872)	$3,845,373	$3,844,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-	149,560	149,560
Amortization of land use rights	-	1,290	1,290
Changes in operating assets and liabilities:
Increase in accounts receivable	-	(541,007)	(541,007)
Increase in inventories	-	(1,422,234)	(1,422,234)
Increase in prepaid expenses and other receivable	-	(1,189,619)	(1,189,619)
Increase in accounts payable	-	2,422,710	2,422,710
Increase in customer deposits	872	810,068	810,940
Increase in accrued expenses and other payables	-	1,055,865	1,055,865
Decrease in notes payable	-	-	-
Increase in taxes payable	-	2,677,327	2,677,327
Net cash provided by operating activities	-	7,809,333	7,809,333

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	-	(250,800)	(250,800)
Decrease in amount due to/from a director	-	(731,256)	(731,256)
Net cash used in investing activities	-	(982,056)	(982,056)

Cash Flows From Financing Activities:
Proceeds from bank loans	-	375,281	375,281
Net cash used in financing activities	-	375,281	375,281

Net increase in cash	-	7,202,558	7,202,558

Effect of foreign exchange rate changes	-	132,705	132,705

Cash and Cash Equivalents at Beginning of Period	-	260,990	260,990

Cash and Cash Equivalents at the End of Period	-	7,596,253	$7,596,253

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006	F-35

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-36

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Hutton Historical	China Valley Historical	Pro forma Adjustment	Pro forma Combined

REVENUE	$311,039	$25,787,621	$-	$26,098,660

COST OF SALES	148,452	18,500,817	-	18,649,269

GROSS PROFIT	162,587	7,286,804	-	7,449,391

EXPENSES
Sales and marketing	(9,450)	827,276	-	817,826
General and administrative	181,078	572,790	-	753,868
TOTAL EXPENSES	171,628	1,400,066	-	1,571,694

OPERATING LOSS / INCOME	(9,041)	5,886,738	-	5,877,697

OTHER INCOME	-	735,736	-	735,736

INTEREST INCOME / EXPENSES	89	(27,977)	-	(27,888)

LOSS / INCOME BEFORE TAXES	(8,952)	6,594,497	-	6,585,545

PROVISION FOR TAXATION	-	2,072,331	-	2,072,331

NET LOSS / INCOME	(8,952)	4,522,166	-	4,513,214

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	190,546	-	190,546

COMPREHENSIVE LOSS / INCOME	$(8,952)	$4,712,712	$-	$4,703,760

NET INCOME PER SHARE – BASIC AND DILUTED	(0.00)	90.44		0.09

WEIGHTED AVERAGE SHARES –BASIC AND DILUTED	25,521,000	50,000	24,429,000	50,000,000

HUTTON HOLDINGS CORPORATION
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Hutton Holdings Corporation (“HTTH” or the “Company”), China Valley Development Limited (“China Valley”), Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited.

On August 26, 2007, the Company entered into and closed an Agreement for Share Exchange with China Valley, a British Virgin Island incorporated company, Cai Yingren and Wu Wen, the owners and shareholders of China Valley. The Company acquired 100% ownership of China Valley at a consideration of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock. This business combination has been accounted for as a reverse merger with China Valley being the accounting acquirer. Accordingly, the Company’s historical financial statements have been prepared to give retroactive effect to the reverse merger, and represent the operations of China Valley.

China Valley acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company on August 24, 2007. Since the ownership of the Company and Guozhu Holdings Limited were the same and they were under the control of one same shareholder, the merger was accounted for as a transaction between entities under common control, whereby the Company recognized the assets and liabilities transferred at their carrying amounts. Accordingly, China Valley’s historical financial statements have been prepared to give retroactive effect to the merger, and represent the operations of the Company and Guozhu Holdings Limited.

On August 16,, 2007, Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, Guozhu Holdings Limited’s wholly owned subsidiary registered in Hong Kong, Guozhu Holdings Limited also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. Since Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies were under the control of one same shareholder, these mergers were accounted for as transactions among entities under common control, whereby Guozhu Holdings Limited recognized the assets and liabilities transferred at their carrying amounts. Accordingly, Guozhu Holdings Limited’s historical financial statements have been prepared to give retroactive effect to the mergers, and represent the operations of Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies.

These pro forma financial statements have been prepared utilizing the assumptions that the historical operations of these operating companies would be combined with the historical operations of Hutton and China Valley.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are the manufacturing and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are the manufacturing and sale of blowing equipment and plastic production machinery.

NOTE 2 PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined consolidated statements of operations are based upon the historical consolidated statements of operations of the Company, China Valley, Guozhu Holdings Limited and the subsidiaries of Guozhu Holdings Limited. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2006 have been prepared as if the acquisition had occurred on January 1, 2006. The historical consolidated statements of operations of Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited are combined into China Valley as if China Valley is the surviving corporate entity while Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited and Fogang Guozhu Blowing Equipment Company Limited are the accounting acquirers. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, June 30, 2007	F-38

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED JUNE 30, 2007	F-39

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED JUNE 30, 2006	F-40

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-41

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

	Hutton Historical	China Valley Historical	Pro forma Adjustment		Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$176	$6,070,975	$-		$6,071,151
Accounts receivable, net	-	3,956,623	-		3,956,623
Inventories	-	5,999,142	-		5,999,142
Prepaid expenses and other receivables	1,206	2,314,948	-		2,316,154
Amount due from a director	-	275,120	-		275,120
Total current assets	1,382	18,161,808	-		18,618,190
PROPERTY, PLANT & EQUIPMENT, NET	3,120	2,879,081	-		2,882,201
LAND USE RIGHT, NET	-	197,110	-		197,110
TOTAL ASSETS	$4,502	$21,692,999	$-		$21,697,501

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$240	$2,311,681	$-		$2,311,921
Accrued expenses and other payables	-	6,835,787	-		6,835,787
Customers deposits	-	4,152,498	-		4,152,498
Notes payable	-	32,839	-		32,839
Short term bank loans	-	1,050,834	-		1,050,834
Taxes payable	-	2,315,998	-		2,315,998
Total current liabilities	240	16,699,637	-		16,699,877

STOCKHOLDERS' EQUITY
Preferred stock	-	-	5,000	(1)	5,000
Common stock	25,521	-	24,479	(2)	50,000
Additional paid in capital	(16,997)	2,758,228	(55,331	)(3)	2,685,900
Accumulated deficits	(4,262)	2,053,793	25,852	(4)	2,075,383
Other comprehensive income	-	181,341	-		181,341
TOTAL STOCKHOLDERS' EQUITY	4,262	4,993,362	-		4,997,624

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,502	$21,692,999	$-		$21,697,501

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2007

	Hutton Historical	China Valley Historical	Pro forma Adjustment	Pro forma Combined

REVENUE	$29,042	$17,509,820	$-	$17,538,862

COST OF SALES	19,760	10,687,909	-	10,707,669

GROSS PROFIT	9,282	6,821,911	-	6,831,193

EXPENSES
Sales and marketing	2,008	548,967	-	550,975
General and administrative	44,741	512,066	-	556,807
TOTAL EXPENSES	46,749	1,061,033	-	1,107,782

OPERATING LOSS / INCOME	(37,467)	5,760,878	-	5,723,411

OTHER INCOME	59,346	258,332	-	317,678

INTEREST INCOME / EXPENSES	(289)	(18,705)	-	(18,994)

LOSS / INCOME BEFORE TAXES	21,590	6,000,505	-	6,022,095

PROVISION FOR TAXATION	-	1,244,183	-	1,244,183

NET LOSS / INCOME	21,590	4,756,322	-	4,777,912

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	66,302	-	66,302

COMPREHENSIVE LOSS / INCOME	$21,590	$4,822,624	$-	$4,844,214

NET INCOME PER SHARE- BASIC AND DILUTED	0.00	95.13		0.10

WEIGHTED AVERAGE SHARES- BASIC AND DILUTED	25,521,000	50,000	24,429,000	50,000,000

HUTTON HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2006

	Hutton Historical	China Valley Historical	Pro forma Adjustment	Pro forma Combined

REVENUE	$188,528	$13,414,853	$-	$13,603,381

COST OF SALES	77,849	7,995,380	-	8,073,229

GROSS PROFIT	110,679	5,419,473	-	5,530,132

EXPENSES
Sales and marketing	(13,050)	415,389	-	402,339
General and administrative	96,449	268,852	-	365,301
TOTAL EXPENSES	83,399	684,241	-	767,640

OPERATING LOSS / INCOME	27,280	4,735,232	-	4,762,512

OTHER INCOME	-	117,495	-	117,495

INTEREST INCOME / EXPENSES	243	-	-	243

LOSS / INCOME BEFORE TAXES	27,523	4,852,727	-	4,880,250

PROVISION FOR TAXATION	-	1,008,226	-	1,008,226

NET LOSS / INCOME	27,523	3,844,501	-	3,872,024

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	133,824	-	133,824

COMPREHENSIVE LOSS / INCOME	$27,523	$3,978,325	$-	$4,005,848

NET INCOME PER SHARE – BASIC AND DILUTED	0.00	76.89		0.08
WEIGHTED AVERAGE SHARES – BASIC AND DILUTED	25,521,000	50,000	24,429,000	50,000,000

HUTTON HOLDINGS CORPORATION
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Hutton Holdings Corporation (“HTTH” or the “Company”), China Valley Development Limited (“China Valley”), Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited.

On August 26, 2007, the Company entered into and closed an Agreement for Share Exchange with China Valley, a British Virgin Island incorporated company, Cai Yingren and Wu Wen, the owners and shareholders of China Valley. The Company acquired 100% ownership of China Valley at a consideration of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock. This business combination has been accounted for as a reverse merger with China Valley being the accounting acquirer. Accordingly, the Company’s historical financial statements have been prepared to give retroactive effect to the reverse merger, and represent the operations of China Valley.

China Valley acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company on August 24, 2007. Since the ownership of the Company and Guozhu Holdings Limited were the same and they were under the control of one same shareholder, the merger was accounted for as a transaction between entities under common control, whereby the Company recognized the assets and liabilities transferred at their carrying amounts. Accordingly, China Valley’s historical financial statements have been prepared to give retroactive effect to the merger, and represent the operations of the Company and Guozhu Holdings Limited.

On August 16, 2007, Guozhu Holdings Limited acquired 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, Guozhu Holdings Limited’s wholly owned subsidiary registered in Hong Kong, t Guozhu Holdings Limited also acquired 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. Since Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies were under the control of one same shareholder, these mergers were accounted for as transactions among entities under common control, whereby Guozhu Holdings Limited recognized the assets and liabilities transferred at their carrying amounts. Accordingly, Guozhu Holdings Limited’s historical financial statements have been prepared to give retroactive effect to the mergers, and represent the operations of Guozhu Holdings Limited, Excellent Fame Investments Limited and the three Chinese registered companies.

These pro forma financial statements have been prepared utilizing the assumptions that the historical operations of these operating companies would be combined with the historical operations of Hutton and China Valley.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are the manufacturing and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are the manufacturing and sale of blowing equipment and plastic production machinery.

NOTE 2 PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements are based upon the historical consolidated statements of operations of the Company, China Valley, Guozhu Holdings Limited and the subsidiaries of Guozhu Holdings Limited. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on June 30, 2007. The unaudited pro forma combined financial statements of operations for the period ended June 30, 2006 and 2007 have been prepared as if the acquisition had occurred on January 1, 2006 and 2007, respectively. The historical consolidated statements of operations of Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited are combined into China Valley as if China Valley is the surviving corporate entity while Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited and Fogang Guozhu Blowing Equipment Company Limited are the accounting acquirers. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3 CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Increase in preferred stock as a result of issuing shares for merger
(2)
Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of China Valley and cancellation of 5,271,000 by certain shareholders of the Company as a condition of the merger

(3)
Net effect of increase in paid up capital as a result of issuing shares for merger, reduction of paid up capital as a result of elimination of deficits of HTTH before merger and reduction of paid up capital as a result of cancellation of 5,271,000 by certain shareholders of the Company

(4)	Elimination of deficits of HTTH before merger and the excess of HTTH deficits over its paid in capital